Exhibit 99.1

SEQUIAM CORPORATION FILES FOR BANKRUPTCY COURT PROTECTION

Orlando, FL -- (Market Wire) - March. 20, 2008 -- Sequiam Corporation (OTCBB: SQUM) announced that on Saturday, March 15, 2008 it had commenced a case under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida. The Company intends to continue to conduct business as usual while it devotes renewed efforts to resolve its operational and liquidity problems and develop a reorganization plan.

About Sequiam

Headquartered in Orlando, Florida, Sequiam is an OEM provider that extends and enhances the products and solutions of global brands by adding identity management capabilities. Sequiam has invested extensively in the research and development of consumer biometric technologies that can be integrated into real-world environments while ensuring the evolved product or solution is affordable, intuitive and non-intrusive. Sequiam is a global company with sales offices, manufacturing facilities and development centers in North America, Taiwan, China and South Africa. For more information, please visit http://www.sequiam.com.

Safe Harbor Statement -- Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors. The company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions. Additional factors can be found in our annual report on form 10-KSB for the fiscal year ended December 31, 2006, and our other filings with the SEC which are available at the SEC's Internet site (www.sec.gov). Forward-looking statements in this press release speak only as of the date of this press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

Contact:
SEQUIAM CORPORATION
Robert Allen
407-541-0773